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                                                                Exhibit 10.55(b)


                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT

      THIS AMENDED AND RESTATED AGREEMENT is made and entered into as of the Effective Date provided in Section 2, by and between REPUBLIC AIRWAYS HOLDINGS INC. (hereinafter referred to as the "Company"), a Delaware corporation, and Robert Cooper (hereinafter referred to as the "Executive").

                                 R E C I T A L S

      WHEREAS, the Executive is party to an Employment Agreement dated as of July 16, 1999 with Chautauqua Airlines, Inc. ("CAI"), a subsidiary of the Company (the "Prior Agreement"); and

      WHEREAS, subject to the successful completion of the IPO as provided in
Section 2 hereof, the Company and the Executive desire to amend certain provisions of the Prior Agreement and to enter into this Amended and Restated Employment Agreement,

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

      1. EMPLOYMENT. Subject to the satisfaction of the conditions set forth in this Section 2, the Company agrees to employ the Executive, and the Executive agrees to render his services to the Company, as its Executive Vice President, Chief Financial Officer, Treasurer and Secretary, during the Term (as defined below). In connection with his employment the Executive shall serve without additional payment or compensation of any kind as an officer of CAI and of other direct or indirect subsidiary or affiliate of the Company designated by the Board of Directors of the Company (collectively, with CAI, the "Subsidiaries"). The Executive shall render his services at the direction of the President and the Board of Directors of the Company at the Company's offices in Indianapolis, Indiana. The Executive agrees to use his best efforts to promote and further the business, reputation and good name of the Company and the Subsidiaries (collectively, the "Company Group") and the Executive shall promptly and faithfully comply with all instructions, directions, requests, rules and regulations made or issued from time to time by the Company.

      2. INITIAL PUBLIC OFFERING. The effectiveness of this Amended and Restated Employment Agreement is expressly conditioned upon and subject to the successful completion on or before September 30, 2002 of an initial public offering by the Company of shares of its common stock (an "IPO"). The Effective Date of this Amended and Restated Employment Agreement shall be the effective date of the IPO. In the event the Company does not successfully complete an IPO on or before September 30, 2002, this Amended and Restated Employment Agreement shall be null and void and shall have no force or effect and the Prior Agreement shall continue according to its terms.

      3. TERM. The term of employment pursuant to this Agreement (the "Term") shall continue until July 31, 2005; provided that either party may terminate this Agreement by providing the other with 30 days prior written notice of such termination. Notwithstanding the foregoing, this Agreement may be terminated by the Company or by the Executive in the event that "Cause" for such termination exists as provided in Section 8 below. In the event (i) the

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Company terminates this Agreement or the Executive's employment other than for
Cause, or (ii) the Executive terminates this Agreement or the Executive's employment for Cause, the Company shall pay the Executive Severance Compensation as provided in Section 4(c) hereof. In the event the Company terminates this Agreement or the Executive's employment for Cause, or in the event the Executive terminates this Agreement or his employment other than for Cause, the Executive shall not be entitled to any Severance Compensation or other compensation of any kind following the effective date of such termination.

      4. COMPENSATION. As full and complete compensation for all the Executive's services hereunder, the Company shall pay the Executive the compensation described below.

(a)   CASH COMPENSATION.

         (i) During the Term, the Company shall pay the Executive an annual base salary of $175,000 ("Base Salary"). The Board of Directors shall review the Executive's Base Salary each year and shall have the right in its discretion to increase such Base Salary. In the event this Agreement is terminated prior to the expiration of the Term, the Company shall pay to the Executive, in addition to any Severance Compensation payable under
      Section 4(c), any accrued but unpaid Base Salary through the termination date.

         (ii) In addition to the Base Salary, during the Term, the Company shall pay to the Executive an annual deferred compensation payment (a "Deferred Compensation Payment") in the amount of $70,000. The Deferred Compensation Payment shall be paid each year during the Term at the end of the calendar year and shall be prorated for the 2005 calendar year for the period from January 1, 2005 through the end of the Term. In the event this Agreement or the Executive's employment is terminated, the Executive shall not be entitled to any Deferred Compensation Payment for such year or any subsequent period.

         (iii) In addition to the Base Salary and Deferred Compensation Payment, during the Term, the Company may pay to the Executive an annual bonus (a "Bonus") in an amount, if any, as the Board of Directors of the Company shall determine in its discretion. The Bonus, if any, may be paid each year during the Term at the end of the calendar year and may be prorated for the 2005 calendar year for the period from January 1, 2005 through the end of the Term. In the event this Agreement or the Executive's employment is terminated, the Executive shall not be entitled to any Bonus Compensation for such year or any subsequent period.

(b)   EQUITY COMPENSATION.

         (i) On the Effective Date of this Agreement, the Company shall issue to the Executive pursuant to the Republic Airways Holdings Inc. 2002 Equity Incentive Plan (the "Plan"), as compensation and without cost to the Executive, options (the "New Options") to purchase [105,600 - based on an] assumed 20MM shares outstanding after to the IPO, otherwise subject to ratable adjustment] shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"). The New Options shall be in addition to the options to purchase Common Stock previously granted to the Executive.



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      The New Options shall have an exercise price per share that is equivalent to 110% of the price at which shares of Common Stock are offered to the public in the IPO. The New Options shall vest and become immediately exercisable as to 1/24 of the shares subject to the New Options on the last day of each month beginning in August 2003, subject to termination as provided in the Plan. The terms and conditions of the New Options shall be governed in all respects by the Plan, and in the event of any conflict or inconsistency between the terms of this Section 3(b) and the Plan, the terms of the Plan shall control.

         (ii) The vesting of any options to purchase stock of the Company previously granted to the Executive under the terms of the Prior Agreement or any agreement entered into contemporaneously with the Prior Agreement shall be governed by the terms of such agreement notwithstanding that other terms and provisions of such agreement are superseded by this Amended & Restated Employment Agreement.

(c) SEVERANCE COMPENSATION. In the event (i) the Company terminates this Agreement or the Executive's employment with the Company other than for Cause, or (ii) the Executive terminates this Agreement or his employment with the Company for Cause, the Company shall pay to the Executive as Severance Compensation $175,000, provided that in the event the remainder of the Term is less than 12 months, such Severance Compensation shall be prorated for the remainder of the Term. For example, if the Company terminates this Agreement other than for Cause with 4 months remaining in the Term, the Company shall pay the Executive Severance Compensation of $58,333. The Executive shall also receive as Severance Compensation (i) subject to the next following sentence, an immediate vesting of those New Options that would have vested during the 12 months after such termination, or such lesser period through the end of the Term, if the Executive's employment had not been terminated, and (ii) continuation of medical benefits for the lesser of 12 months or the remainder of the Term. Notwithstanding the foregoing, in the event the Executive terminates this Agreement or his employment for Cause as a result of a Change of Control (as defined herein), all unvested New Options shall immediately vest.

      5. NO OTHER COMPENSATION. Except as otherwise expressly provided herein, or in any other written document executed by the Company and the Executive, no other compensation or other consideration shall become due or payable to the Executive on account of the services rendered to the Company Group. The Company shall have the right to deduct and withhold from the compensation payable to the Executive hereunder any amounts required to be deducted and withheld under the provisions of any statute, regulation, ordinance, order or any other amendment thereto, heretofore or hereafter enacted, requiring the withholding or deduction of compensation.

      6. MEDICAL & 401K BENEFITS. The Company agrees that the Executive shall be entitled to participate in any retirement, 401K, disability, medical, pension, profit sharing, group insurance, or any other plan or arrangement, or in any other benefits now or hereafter generally available to executives of the Company, in each case to the extent that the Executive shall be eligible under the general provisions thereof.

      7. VACATION. The Executive shall be entitled to take three weeks of paid vacation which shall accrue monthly during each 12 months of the Executive's employment hereunder,


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and which vacation shall be taken on dates to be selected by mutual agreement of the Company and the Executive.

      8. TERMINATION FOR CAUSE.

(a) TERMINATION FOR CAUSE BY THE COMPANY. The Company, by written notice to the Executive, may immediately terminate this Agreement and the Executive's employment hereunder for Cause. As used herein, a termination by the Company "for Cause" shall mean that the Executive has (i) willfully or materially refused to perform a material part of his duties hereunder, (ii) materially breached the provisions of Sections 9, 10 or 11 hereof, (iii) acted fraudulently or dishonestly in his relations with the Company, (iv) committed larceny, embezzlement, conversion or any other act involving the misappropriation of Company funds or assets in the course of his employment, or (v) been indicted or convicted of any felony or other crime involving an act of moral turpitude.

(b) TERMINATION FOR CAUSE BY THE EXECUTIVE. The Executive, by 20 business days prior written notice to the Company, may terminate this Agreement and his employment hereunder for Cause, provided that the Company shall have the right to cure such Cause within such 20 business day period. As used herein, a termination by the Executive "for Cause" shall mean that (i) the Company has materially diminished the duties and responsibilities of the Executive with respect to the Company, (ii) the Company has required the Executive to relocate his residence from Indianapolis to another location without the consent of the Executive or (iii) a Change of Control has occurred. As used herein, a "Change of Control" shall mean a transaction, other than a public or private offering of Common Stock by the Company pursuant to which a shareholder other than Wexford Capital LLC ("Wexford") and its Affiliates acquires majority voting control of the Company.

      9. CONFIDENTIAL INFORMATION. The Executive recognizes and acknowledges that he shall receive in the course of his employment hereunder certain confidential information and trade secrets concerning the Company Group's business and affairs which may be of great value to the Company Group. The Executive therefore agrees that he will not disclose any such information relating to the Company Group, the Company Group's personnel or their operations other than in the ordinary course of business or in any way use such information in any manner, which could adversely affect the Company Group's business. For purposes of this Agreement, the terms "trade secrets" and "confidential information" shall include any and all information concerning the business and affairs of the Company Group and any division or other affiliate of the Company Group that is not generally available to the public.

      10. NON-COMPETITION. The Executive agrees that without the prior written consent of the Board of Directors during the Term and for a period of 12 months following the termination or expiration of this Agreement, he will not participate as an advisor, partner, joint venturer, investor, lender, consultant or in any other capacity in any business transaction or proposed business transaction (a) with respect to which the Executive had a material personal involvement on behalf of the Company Group during the last 12 months of his employment with the Company, or (b) that could reasonably be expected to compete with the Company Group's business or operations or proposed or contemplated business or transactions of the Company Group that are (I) known by the Executive as of the date of such termination or expiration, and



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(II) contemplated by the Company Group to proceed during the 12 month period following such termination or expiration. For these purposes, the mere ownership by the Executive of securities of a public company not in excess of 2% of any class of such securities shall not be considered to be competition with the Company Group.

      11. NON-SOLICITATION. The Executive agrees that during the Term, and for a period of 12 months following the termination or expiration of this Agreement, he shall not, without the prior written consent of the Company, directly or indirectly, employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed by the Company Group or any of its divisions or affiliates while the Executive was employed by the Company.

      12. BREACH OF THIS AGREEMENT. If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 9, 10 or 11 of this Agreement, then the Company shall have the right and remedy to have those provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the Executive that the rights and privileges of the Company granted in Sections 9, 10 and 11 are of a special, unique and extraordinary character and any such breach or threatened breach will cause great and irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

      13. NOTICES. All notices and other communications required or permitted hereunder shall be in writing (including facsimile, telegraphic, telex or cable communication) and shall be deemed to have been duly given when delivered by hand or mailed, certified or registered mail, return receipt requested and postage prepaid:

      If to the Company:      Republic Airways Holdings Inc.
                              2500 South High School Road
                              Suite 160
                              Indianapolis, IN 46421
                              Attention: Bryan K. Bedford, President

      If to the Executive:    Robert Cooper
                              2423 Winfield Dr.
                              Carmel, IN 46032

      14. APPLICABLE LAW. This Agreement was negotiated and entered into within the State of Indiana. All matters pertaining to this Agreement shall be governed by the laws of the State of Indiana applicable to contracts made and to be performed wholly therein. Nothing in this Agreement shall be construed to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any material present or future statute, law, governmental regulation or ordinance as a result of which the parties have no legal right to contract or perform, the latter shall prevail, but in such event the provision(s) of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it or them within the legal requirements.

      15. ENTIRE AGREEMENT; MODIFICATION; CONSENTS AND WAIVERS. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and


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supersedes any and all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof. No interpretation, change, termination or waiver of or extension of time for performance under any provision of this Agreement shall be binding upon any party unless in writing and signed by the party intended to be bound thereby. Except as otherwise provided in this Agreement, no waiver of or other failure to exercise any right under or default or extension of time for performance under any provision or this Agreement shall affect the right of any party to exercise any subsequent right under or otherwise enforce said provision or any other provision hereof or to exercise any right or remedy in the event of any other default, whether or not similar.

      16. SEVERABILITY. The parties acknowledge that, in their view, the terms of this Agreement are fair and reasonable as of the date signed by them, including as to the scope and duration of post-termination activities. Accordingly, if any one or more of the provisions contained in this Agreement shall for any reason, whether by application of existing law or law which may develop after the date of this Agreement, be determined by an arbitrator or court of competent jurisdiction to be excessively broad as to scope of activity, duration or territory, or otherwise unenforceable, the parties hereby jointly request such court to construe any such provision by limiting or reducing it so as to be enforceable to the maximum extent in favor of the Company compatible with then-applicable law. If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall nonetheless be determined by an arbitrator or court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      17. ASSIGNMENT. The Company may, at its election, assign this Agreement or any of its rights hereunder. This Agreement may not be assigned by the Executive.

      18. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      19. ARBITRATION. Each of the parties hereby irrevocably and unconditionally consents to arbitrate any dispute arising out of or relating in any manner to this Agreement or the employment relationship contemplated hereby or the termination thereof, or any alleged breach of any term or provision of this Agreement. Such arbitration shall be conducted in Indianapolis, Indiana by a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any federal or state court in Indiana (and the parties expressly consent to the jurisdiction of such court), or in any other court having jurisdiction. Each of the Parties agrees that in any arbitration arising out of or relating to this Agreement or the employment relationship contemplated hereby or the termination thereof, or any alleged breach of any term or provision of this Agreement or in any action to enter judgment on an award in such arbitration each party shall bear its own fees and expenses.

      20. SURVIVAL. The provisions of Sections 9 through 19 of this Agreement shall survive any expiration or termination of this Agreement.



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      IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first above written.


                                          REPUBLIC AIRWAYS HOLDINGS INC.



                                          By: /s/ JAY MAYMUDES
                                             ---------------------------
                                              Name:
                                              Title:


                                          ROBERT COOPER



                                              /s/ ROBERT COOPER
                                          ------------------------------



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